UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2006 (October 27, 2006)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of CRC Health Corporation (the “Company”). The information in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 2.02. Results of Operations and Financial Condition.

On October 27, 2006, the Company reported operating results for the third quarter ended September 30, 2006. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

As previously announced, on September 22, 2006, the Company entered into an Agreement and Plan of Merger (the “Agreement”) by and among Aspen Education Group, Inc., a California corporation (“Aspen”), Madrid Merger Corporation, a California corporation, and other parties pursuant to which the Company has agreed to acquire all of the outstanding capital stock of Aspen, for a cash purchase price of $291 million, subject to adjustment pursuant to the terms and conditions of the Agreement. Certain of the financial and other information included in this Item 7.01 has been included in a confidential information memorandum prepared by the Company in connection with the syndication of its additional senior secured term loans described below.

Transaction Overview

In connection with the closing of the proposed acquisition of Aspen, the Company intends to borrow an aggregate principal amount of $180 million of additional senior secured term loans (by amending and restating the Company’s existing $244 million senior secured term loan facility) and to receive a capital contribution from its parent company, CRC Health Group, Inc. (“CRC Health Group”) of $145 million. CRC Health Group intends to fund a portion of such capital contribution by entering into a paid-in-kind senior unsecured loan in a principal amount of $100 million (issued at 1% original issue discount for total proceeds of $99 million). The remainder of such capital contribution would be provided from the proceeds of the sale of equity securities of CRC Health Group to certain of its existing equity holders. The proceeds from the Company’s additional senior secured term loans and the capital contribution of CRC Health Group are expected to (i) fund the purchase of Aspen ($291 million purchase price less approximately $8 million of Aspen note obligations), (ii) pay down approximately $30 million of the Company’s existing borrowings under its revolving credit facility and (iii) pay related transaction fees and expenses of approximately $12 million. The Company refers to the merger and the related transactions, including the new borrowings under the Company’s amended and restated senior secured term loan facility and the capital contribution from CRC Health Group as the Merger.

Aspen Overview

The Company believes Aspen is the market leading for-profit provider of therapeutic educational programs to troubled youth. Aspen offers its programs through its Residential Division (boarding schools), Outdoor Division (outdoor education programs) and Healthy Living Division (weight management programs for children and teenagers). The Company believes Aspen is the largest for-profit operator in the private-pay therapeutic education space with 32 programs in 12 states and the United Kingdom. Founded in 1988, Aspen employs approximately 1,730 full time staff and in 2005 assisted over 4,000 students from all 50 U.S. states and 16 foreign countries.

Aspen’s Residential Division consists of boarding schools and therapeutic programs that provide youth (ages 10-22) with development-impeding behavioral and substance abuse problems with the necessary structure and time to internalize positive change. Aspen’s schools provide students with an integrated therapeutic setting with the traditional academic elements of an educational institution. Campus sizes range from 40-160 students and both single gender and co-ed programs are offered. Aspen’s

Residential Division consisted of 16 programs in eight states and enrolled 1,557 new students in 2005. The constellation of programs aim to cover a wide range of specific demand niches (e.g. female-only middle school) and therapeutic intensity requirements (e.g. special needs boarding schools). In 2005, the Residential Division generated revenues of $80 million.

Students in Aspen’s Outdoor Division programs have typically undergone an acute personal crisis and require immediate intervention. Consequently, Outdoor Division programs, which are operated year-round (most heavily in the summer months), are short-term and high-impact, with therapy that is individualized, intense and largely administered by highly qualified masters- or doctoral-level professionals. The programs use experiential learning and take advantage of the therapeutic backdrop of nature as a catalyst for positive change. Aspen’s Outdoor Division operated nine programs in six states and enrolled 2,034 new students in 2005. In 2005, the Outdoor Division generated revenues of $38 million.

Aspen’s Healthy Living Division was launched in 2004 to combat the growing problem of pediatric obesity. The division currently consists of one year-round residential school (Academy of the Sierras) and five scientifically-based summer weight loss camps (Wellspring Camps). The Academy of the Sierras (AOS) is the nation’s first therapeutic boarding school specifically designed by leading researchers for obese adolescents. In 2005, the Healthy Living Division generated revenues of $5 million.

Aspen competes with the troubled youth operations of two national healthcare providers, and it also competes against small, local “mom-and-pop” facilities. In this highly fragmented space, about two-thirds of the revenue in the troubled youth residential market is generated by for-profit operators and the remainder by non-profit organizations.

Acquisition Rationale

Among other benefits, the Aspen acquisition offers multiple revenue and cost synergies. Cost synergies center on the opportunity to reduce insurance and other professional services expenses as well as to streamline support functions. Annual cost savings are estimated at $2 million. The acquisition of Aspen will also further enhance the Company’s private pay mix and business diversification. Pro forma for the Merger, the Company’s private pay mix will be approximately 82%. The Company’s revenues will also be further diversified by division, facility and geography, thereby reducing business risk from any one aspect of the Company’s operations. In addition, the Company is expected to benefit from increased cross-referral opportunities.

Financial Information

Attached hereto as Exhibit 99.2 is certain financial information of the Company and Aspen on a pro forma basis for the Merger. Attached hereto as Exhibits 99.3 and 99.4 are certain audited consolidated financial statements of Aspen and its subsidiaries. Attached hereto as Exhibit 99.5 are certain unaudited condensed consolidated financial statements of Aspen and its subsidiaries, together with a “management’s discussion and analysis.” Such exhibits are incorporated by reference into this Item 7.01.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this current report on Form 8-K regarding the Merger, the expected effects, timing and completion of the Merger and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions due to the failure to obtain the necessary debt financing arrangements or the failure to satisfy other conditions to the closing of the proposed transactions, the ability to recognize the benefits of the transactions, changes in government regulation, failure to manage the integration of acquired companies and other risks that are described in the Company’s other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 27, 2006 (furnished herewith).

99.2	Certain Pro Forma Financial Information (furnished herewith).

99.3	Consolidated Financial Statements of Aspen Education Group, Inc. and Subsidiaries as of December 31, 2004 and 2003 (furnished herewith).

99.4	Consolidated Financial Statements of Aspen Education Group, Inc. and Subsidiaries as of December 31, 2005 and 2004 (furnished herewith).

99.5	Condensed Consolidated Financial Statements of Aspen Education Group, Inc. and Subsidiaries for the nine months ended September 30, 2006 and 2005 (unaudited), together with a “Management’s Discussion and Analysis” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION

DATE: October 30, 2006	By:	/S/ PAMELA B. BURKE
Name: Pamela B. Burke Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 27, 2006 (furnished herewith).

99.2	Certain Pro Forma Financial Information (furnished herewith).

99.3	Consolidated Financial Statements of Aspen Education Group, Inc. and Subsidiaries as of December 31, 2004 and 2003 (furnished herewith).

99.4	Consolidated Financial Statements of Aspen Education Group, Inc. and Subsidiaries as of December 31, 2005 and 2004 (furnished herewith).

99.5	Condensed Consolidated Financial Statements of Aspen Education Group, Inc. and Subsidiaries for the nine months ended September 30, 2006 and 2005 (unaudited), together with a “Management’s Discussion and Analysis” (furnished herewith).